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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Virata Corporation of our report dated May 23, 2000 relating to the financial statements of Excess Bandwidth Corporation, which appears in the Registration Statement on Form S-1 (No. 333-39912) of Virata Corporation. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

San Jose, California
December 1, 2000